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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ADESA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2005

Dear fellow stockholder:

              On behalf of the Board of Directors and management, you are cordially invited to attend the annual meeting of stockholders of ADESA, Inc. to be held on Tuesday, May 17, 2005, at 9:30 a.m., local time, at the Ritz Charles, 12156 North Meridian Street, Carmel, Indiana.

              This booklet includes the notice of annual meeting of stockholders and the proxy statement. The proxy statement describes the business to be transacted at the annual meeting and provides other information about ADESA that you should know when you vote your shares.

              The principal business of the annual meeting will be the election of directors and the ratification of the appointment by the audit committee of PricewaterhouseCoopers LLP as ADESA's independent auditors for 2005. We will also provide an overview of the status of ADESA's business at the meeting.

              Your vote is very important. I urge you to vote by mail, by telephone or on the Internet in order to be certain your shares are represented at the meeting, even if you plan to attend. Please review the instructions on the proxy card regarding each of these voting options.

              Thank you for your ongoing support of, and continued interest in, ADESA.

Sincerely,

David G. Gartzke Chairman of the Board, President and Chief Executive Officer

ADESA, Inc.
13085 Hamilton Crossing Blvd.
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:30 a.m., local time, on May 17, 2005
Place	Ritz Charles 12156 North Meridian Street Carmel, Indiana 46032
Items of Business	1. To elect three directors of ADESA, each until the annual meeting in 2008 and until his successor is elected and qualified, subject, however, to prior death, resignation or removal.
2. To ratify the audit committee's appointment of PricewaterhouseCoopers LLP (an independent registered public accounting firm) as ADESA's independent auditors for fiscal year 2005.
3. To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
Record Date	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on Friday, March 18, 2005.
Voting by Proxy
Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.
By Order of the Board,

George J. Lawrence Executive Vice President, General Counsel and Secretary
April 11, 2005 Carmel, Indiana

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
Why am I receiving these materials?	1
What proposals will be voted on at the annual meeting?	1
What is the ADESA Board's voting recommendation?	1
Who is entitled to vote?	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares in person at the annual meeting?	2
How can I vote my shares without attending the annual meeting?	2
Can I revoke my proxy?	3
What is the quorum requirement for the annual meeting?	3
What is the voting requirement to approve each of the proposals?	3
What does it mean if I receive more than one proxy or voting instruction card?	3
Who will count the vote?	4
Who will bear the cost of soliciting votes for the annual meeting?	4
How can I obtain a copy of ADESA's Annual Report on Form 10-K?	4
BOARD STRUCTURE AND CORPORATE GOVERNANCE	5
Board Structure and Committees	5
Audit Committee	5
Executive Compensation Committee	6
Corporate Governance and Nominating Committee	6
Corporate Governance	7
Corporate Governance Guidelines, Committee Charter and Codes of Ethics	7
Executive Sessions of the Board	7
Communications with Directors	7
Director Qualification Standards and Independence	8
DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES	9
2004 Retainers and Committee Fees	9
Director Compensation Arrangements	10
Stock Ownership Guidelines	10
PROPOSALS TO BE VOTED ON BY ADESA'S STOCKHOLDERS	11
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	11
Nominees for Director to be Elected at the 2005 Annual Meeting for Terms Ending 2008	11
Directors Whose Terms Will Expire in 2006	12
Directors Whose Terms Will Expire in 2007	12
Executive Officers Who Do Not Serve on the Board	13
PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT AUDITORS	15
Proposal	15
Fees Paid To PricewaterhouseCoopers LLP	15
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	16
REPORT OF THE AUDIT COMMITTEE	17
COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	19
Beneficial Ownership Table	19
Section 16(a) Beneficial Ownership Reporting Compliance	20
Change in Control of ADESA	20

i

EXECUTIVE COMPENSATION	21
Summary Compensation Table	21
Option Grants in 2004	25
Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values	26
Equity Compensation Plan Information	26
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE	27
EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	32
SEVERANCE ARRANGEMENTS	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
STOCK PRICE PERFORMANCE GRAPH	35
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSIONOF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS	36
Directions to the Annual Meeting	Inside Back Cover

ELECTRONIC ACCESS OF PROXY STATEMENT

              This proxy statement is available on ADESA's Internet site at www.adesainc.com. Most stockholders can elect to view future proxy statements over the Internet instead of receiving paper copies in the mail.

              If you are a stockholder of record, you can choose this option and save ADESA the cost of production and mailing these documents by registering for electronic access of future proxy statements at http://www.econsent.com/kar/. If you hold your ADESA stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements over the Internet.

              If you choose to view future proxy statements over the Internet, next year you will be mailed a proxy card and instructions indicating the Internet address to access ADESA's proxy statement. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to http://www.econsent.com/kar/.

ii

ADESA, INC.
13085 Hamilton Crossing Blvd.
Carmel, Indiana 46032

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
ADESA is providing these proxy materials to you in connection with the solicitation, by ADESA's Board of Directors, of proxies to be voted at ADESA's 2005 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the annual meeting to be held on May 17, 2005 beginning at 9:30 a.m., local time, at the Ritz Charles, 12156 North Meridian Street, Carmel, Indiana 46032. ADESA's proxy materials are being mailed to stockholders starting April 11, 2005.

Q:
What proposals will be voted on at the annual meeting?

A:
There are two proposals scheduled to be voted on at the annual meeting:

•
the election of three directors of ADESA, each until the annual meeting in 2008 and until his successor is elected and qualified, subject, however, to prior death, resignation or removal; and
•
the ratification of the audit committee's appointment of PricewaterhouseCoopers LLP (an independent registered public accounting firm) as ADESA's independent auditors for fiscal year 2005.

Q:
What is the ADESA Board's voting recommendation?

A:
ADESA's Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the audit committee's appointment of PricewaterhouseCoopers LLP as ADESA's independent auditors.

Q:
Who is entitled to vote?

A:
All shares owned by you as of the record date, which is the close of business on March 18, 2005, may be voted by you. You may cast one vote per share of common stock that you held on the record date. These shares include shares that are:

•
held directly in your name as the stockholder of record, including shares purchased through ADESA's employee stock purchase plan; and
•
held for you as the beneficial owner through a stockbroker, bank or other nominee.

  On the record date, ADESA had approximately 91,076,424 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many stockholders of ADESA hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholder of Record.  If your shares are registered directly in your name with ADESA's transfer agent, Wells Fargo, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by ADESA. As the stockholder of record, you have the right to grant your voting proxy directly to ADESA or to vote in person at the annual meeting. ADESA has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading "How can I vote my shares without attending the annual meeting?"

  Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by Internet or by telephone, as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, ADESA recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

  Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in "street name", you may direct your vote without attending the annual meeting by voting in one of the following manners:

•
on the Internet;
•
by telephone; or
•
by completing and mailing your proxy card or voting instruction card in the enclosed, pre-paid envelope.

  Please refer to the proxy card for more detailed instructions.

  If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 12:00 p.m., central time, on May 16, 2005.

Q:
Can I revoke my proxy?

A:
Yes. You may revoke your proxy at any time prior to the vote at the annual meeting by:

•
providing written notice to the corporate secretary of ADESA;
•
delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or
•
attending the annual meeting and voting in person.

  Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting.

  Both abstentions and broker non-votes are counted as present and entitled to vote for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because:

  •
  the broker has not received voting instructions from the beneficial owner; and
  •
  the broker lacks discretionary voting power to vote such shares.

  If you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of PricewaterhouseCoopers LLP as ADESA's independent auditors, even if the broker does not receive voting instructions from you.

Q:
What is the voting requirement to approve each of the proposals?

A:
In the election for directors, the three persons receiving the highest number of "for" votes will be elected. Only votes "for" or "withheld" affect the outcome. Abstentions are not counted for purposes of the election of directors.

  The affirmative vote of a majority of those shares present and entitled to vote is required to approve the ratification of the audit committee's appointment of PricewaterhouseCoopers LLP as ADESA's independent auditors. Abstentions and, if applicable, broker non-votes, are not counted as votes "for" or "against" this proposal.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Who will count the vote?

A:
A representative of Wells Fargo will tabulate the votes and act as the inspector of election.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
ADESA will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by ADESA's directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, ADESA may reimburse brokerage firms and other persons representing beneficial owners of shares of ADESA common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:
How can I obtain a copy of ADESA's Annual Report on Form 10-K?

A:
Copies of ADESA's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, are available to stockholders free of charge on ADESA's website at www.adesainc.com or by writing to Attn: Investor Relations, ADESA, Inc., 13085 Hamilton Crossing Blvd., Carmel, Indiana 46032.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

Board Structure and Committees

              The Board is divided into three classes serving staggered three-year terms. The Board has eight directors and the following three committees:

  •
  audit;
  •
  executive compensation; and
  •
  corporate governance and nominating.

The membership and the function of each committee are described below. Two of ADESA's Board members were appointed to ADESA's Board in January 2004 and the remainder of the Board members were appointed in May 2004. Subsequent to May 2004, the Board held three meetings and the audit, executive compensation and corporate governance and nominating committees held five, two and one meeting(s), respectively. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings. It is the Board's policy that directors are expected to attend ADESA's annual meeting of stockholders.

              Audit Committee.    The audit committee assists the Board with the oversight of: the integrity of ADESA's financial statements and internal controls; ADESA's compliance with legal and regulatory requirements; the independent auditors' qualifications and independence; and the performance of ADESA's internal audit function and the independent auditors. More specifically, under its current charter, the audit committee, among other things:

  •
  is solely responsible for the appointment, compensation and oversight of the work of ADESA's independent registered public accounting firm;
  •
  pre-approves all auditing and non-auditing services to be performed by the independent auditors;
  •
  engages in dialogue with the independent auditors with respect to relationships or services that may impact the objectivity and independence of the independent auditors;
  •
  reviews and discusses with management and the independent auditors ADESA's annual and quarterly financial statements;
  •
  reviews, with management, the independent auditors and the senior internal audit executive, the adequacy and effectiveness of, and any significant changes in, ADESA's internal controls, the accounting policies, procedures or practices of ADESA; and
  •
  reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to ADESA.

The responsibilities and activities of the audit committee are described in greater detail in the section entitled "Report of the Audit Committee" and the audit committee charter, which is attached as Appendix A to this proxy statement.

              The audit committee consists of Dennis O. Green (chairperson), Wynn V. Bussmann, Thomas L. Cunningham and A. R. Sales. The Board has determined that each of the members of the audit committee is "independent" within the meaning of the applicable listing standards of the New York Stock Exchange. The Board has determined that Mr. Green and Mr. Sales are each an "audit committee financial expert" and "independent" as defined under the applicable rules of the NYSE and the Securities and Exchange Commission.

              Executive Compensation Committee.    The executive compensation committee establishes ADESA's philosophy and policies regarding executive and director compensation; oversees the administration of ADESA's director and executive compensation programs; and reviews the compensation of directors, executive officers and senior management. More specifically, under its current charter, the executive compensation committee, among other things:

  •
  based on the performance evaluation conducted by the corporate governance and nominating committee, sets the CEO's compensation level, sets performance goals and approves awards for the CEO under incentive compensation plans;
  •
  reviews and approves the individual elements of total compensation for the executive officers of ADESA, other than the CEO, and reviews and approves revisions to ADESA's executive and senior management salary range structure and annual salary increase guidelines; and
  •
  makes recommendations to the Board with respect to ADESA's equity and incentive plan, employee stock purchase plan and other similar plans.

The responsibilities and activities of the executive compensation committee are described in greater detail in the section entitled "Report of the Executive Compensation Committee."

              The executive compensation committee consists of Donald C. Wegmiller (chairperson), Wynn V. Bussmann, Thomas L. Cunningham, Nick Smith and Deborah L. Weinstein. The Board has determined that each of the members of the executive compensation committee is "independent" within the meaning of the applicable listing standards of the NYSE.

              Corporate Governance and Nominating Committee.    Under its current charter, the corporate governance and nominating committee, among other things:

  •
  develops and recommends to the Board a set of corporate governance principles applicable to ADESA;
  •
  provides recommendations to the Board with respect to:
  –>
  Board organization, membership and function;
  –>
  committee structure and membership;
  –>
  succession planning for the executive management of ADESA;
  –>
  corporate governance principles applicable to ADESA; and
  •
  oversees the evaluation of the Board and ADESA's executive officers, including the CEO.

              In addition, the corporate governance and nominating committee, in consultation with the chairman of the Board, is responsible for identifying, screening, personally interviewing and recommending candidates to the entire Board. The Board, as a whole, is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the stockholders. In nominating candidates, the Board takes into consideration such factors as it deems appropriate. These factors may include integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate's relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and likelihood that he or she will be willing and able to serve on the Board for a sustained period. In connection with the selection of nominees for director, due consideration will be given to the Board's overall balance of diversity of perspectives, backgrounds and experiences. It is the Board's policy that any potential nominee must be interviewed by a majority of the members of the corporate governance and nominating committee. The corporate governance and nominating committee will consider any suggestions offered by management, other directors or any stockholder with respect to potential directors.

              The corporate governance and nominating committee will consider candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled "Requirements, Including Deadlines, For Submission of Proxy Proposals, Nominations of Directors and Other Business of Stockholders" located at the end of this proxy statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the committee.

              The corporate governance and nominating committee consists of Deborah L. Weinstein (chairperson), Dennis O. Green, A. R. Sales and Nick Smith. The Board has determined that each of the members of the corporate governance and nominating committee is "independent" within the meaning of the applicable listing standards of the NYSE.

Corporate Governance

              Corporate Governance Guidelines, Committee Charter and Codes of Ethics.    ADESA has had corporate governance guidelines in place since the company's completion of its initial public offering in June 2004. ADESA has reviewed internally and with the Board the rules of the SEC and the NYSE's corporate governance listing standards regarding corporate governance policies and processes. ADESA also has adopted charters for its audit committee, executive compensation committee and corporate governance and nominating committee consistent with the applicable rules and standards. You can access ADESA's corporate governance guidelines, committee charters, code of business conduct and ethics and financial code of ethics that applies to ADESA's senior financial officers (and any amendments to, or waivers of, the codes of ethics) in the "Investor Relations" section of ADESA's web page at www.adesainc.com. These documents also are available in print to any stockholder requesting a copy by writing to ADESA, Inc., 13085 Hamilton Crossing Blvd., Carmel, Indiana 46032, Attention: Corporate Secretary.

              Executive Sessions of the Board.    At each regularly scheduled meeting, the Board conducts executive sessions of the Board, which are discussions that involve only the non-management directors. ADESA's corporate governance guidelines state that the executive sessions of the Board will be chaired by either the chairman of the Board (if he or she is an independent director) or by the independent lead director (if the chairman is not an independent director). Because ADESA's chairman of the Board is not an independent director, ADESA's lead independent director, Deborah L. Weinstein, chairs the executive sessions of the Board.

              In addition, if not all of the non-management directors are independent directors, then the independent directors will meet separately in executive session at least once a year in connection with the annual meeting of stockholders. All of ADESA's non-management directors are independent directors within the meaning of the applicable listing standards of the NYSE.

              Communications with Directors.    Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to ADESA, Inc., 13085 Hamilton Crossing Blvd., Carmel, Indiana 46032, Attention: Corporate Secretary.

              All communications received as set forth in the preceding paragraph will be opened by the office of the corporate secretary for the sole purpose of determining whether the contents represent a message to ADESA's directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the corporate secretary's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

              Director Qualification Standards and Independence.    The Board has made an affirmative determination that the following members of the Board meet the standards for "independence" set forth in the applicable listing standards of the NYSE on the basis that they have no material relationship with ADESA (either directly or as a partner, stockholder or officer of an organization that has a relationship with ADESA): Wynn V. Bussmann, Thomas L. Cunningham, Dennis O. Green, A. R. Sales, Nick Smith, Donald C. Wegmiller and Deborah L. Weinstein.

              In making this determination, the Board evaluated the following relationships involving Deborah L. Weinstein and Nick Smith and found that those relationships were not material, as defined by the applicable listing standards of the NYSE, because they would not interfere with either Ms. Weinstein's or Mr. Smith's exercise of independent judgment. Ms. Weinstein has practiced law with LaBarge Weinstein, LLP since 1997. In 2004, LaBarge Weinstein, LLP charged ADESA $3,353 (Canadian dollars) for a legal opinion rendered in connection with a financing. Currently, Mr. Smith also serves as a director of ALLETE, Inc., ADESA's former parent company. If Mr. Smith's directorship on ALLETE's Board ever rises to an interest that conflicts, or appears to conflict, with the interests of ADESA, the Board will take all appropriate steps to ensure that Mr. Smith will be excused from discussions on the issue and recuse himself from voting on the issue.

              David G. Gartzke does not meet the aforementioned independence standards because he is ADESA's current chairman of the Board, president and chief executive officer.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

2004 Retainers and Committee Fees

              The following table provides information regarding the compensation paid to ADESA's non-employee directors during the fiscal year ended December 31, 2004. Directors who are employed by ADESA do not receive any compensation for their Board activities. All of the directors listed below became directors of ADESA in May 2004, except for Ms. Weinstein who became a director of ADESA in January 2004. In 2004, all of the directors listed below only received half of their annual cash retainer and half of their committee chair and member fees.

Director	Annual Director Retainer (Cash)	Annual Director Retainer (Stock) (1)	Committee Chair Fees	Committee Member Fees	Value of Performance Shares Granted at Date of Payout (2)	Value of Stock Options Granted at Fiscal Year-End (3)	Total

Wynn V. Bussmann	$10,000	$47,500	$0	$8,250	$8,002	$23,679	$97,431	(4)

Thomas L. Cunningham	$10,000	$47,500	$0	$8,250	$3,847	$17,008	$86,605	(4)
Dennis O. Green	$10,000	$47,500	$7,500	$3,750	$2,249	$7,454	$78,453

A. R. Sales	$10,000	$47,500	$0	$4,500	—	—	$62,000	(5)
Nick Smith	$10,000	$47,500	$0	$7,500	$10,601	$123,790	$199,391	(4)

Donald C. Wegmiller	$10,000	$47,500	$6,000	$0	$8,002	$172,030	$243,532	(4)
Deborah L. Weinstein (6)	$36,500	$47,500	$0	$0	$2,249	$7,454	$93,704

(1)
Each of the non-employee directors receives shares of ADESA's common stock equal in value to $47,500 under the terms of ADESA's director compensation plan.

(2)
All of ADESA's Board members served on the ALLETE Board of Directors, except for Mr. Sales. In connection with their service on ALLETE's Board, ALLETE granted performance shares to each of those directors. At the completion of the spin-off, the outstanding performance shares held by those ALLETE directors who became directors of ADESA were converted into performance shares of ADESA. Dividend-equivalents were accrued on the performance shares and the amounts reflected in the table include dividend equivalents through February 15, 2005.

(3)
All of ADESA's Board members served on the ALLETE Board of Directors, except for Mr. Sales. In connection with their service on ALLETE's Board, ALLETE granted stock options to purchase ALLETE common stock to each of those directors. At the completion of the spin-off, the unexercised stock options held by those ALLETE directors who became directors of ADESA were converted into stock options to purchase ADESA common stock.

(4)
This amount does not include $1,667 received by each of Messrs. Bussmann, Cunningham and Smith from ALLETE for serving on an ad hoc committee relating to the spin-off of ADESA. This number does not include $3,334 received by Mr. Wegmiller from ALLETE for serving on two ad hoc committees relating to the spin-off of ADESA. ADESA reimbursed ALLETE for these fees.

(5)
This amount does not include a one-time payment received by Mr. Sales in an amount of $7,250 for his attendance at ALLETE Board meetings prior to his formal appointment to ADESA's Board.

(6)
Ms. Weinstein is ADESA's lead independent director. Ms. Weinstein is not eligible to receive any committee chair or committee member premiums.

Director Compensation Arrangements

              The following table provides information regarding the annual compensation ADESA provides to its non-employee directors:

	Cash Payment (1)(5)	Stock Payment (2)

Annual Director Retainer	$20,000	$47,500

Annual Lead Independent Director Retainer	$73,000	$47,500
Annual Retainer for Committee Chairs (3)	$12,000 - $15,000	$0

Annual Retainer for Committee Members (4)	$7,500 - $9,000	$0

(1)
The directors may elect to (a) defer all or part of the cash portion of their retainer and fees pursuant to ADESA's director compensation deferral plan; and/or (b) receive stock in lieu of all or a part of the cash portion of his or her retainer and fees pursuant to ADESA's director compensation plan.

(2)
Each of the non-employee directors receives shares of ADESA's common stock equal in value to $47,500 under the terms of ADESA's director compensation plan.

(3)
The chairpersons of the executive compensation committee and the corporate governance and nominating committee of the Board receive $12,000 in cash and the chairperson of the audit committee receives $15,000 in cash. The lead independent director is not eligible to receive any committee chair premiums.

(4)
The committee members of the executive compensation committee and the corporate governance and nominating committee of the Board receive $7,500 in cash and the committee members of the audit committee receive $9,000 in cash. The lead independent director is not eligible to receive any committee member premiums.

(5)
ADESA also reimburses its directors, and in certain circumstances spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings and the annual meeting of stockholders.

Stock Ownership Guidelines

              The Board believes that the directors and executive officers of ADESA should be stockholders of ADESA and, based on recommendations of the corporate governance and nominating committee, the Board established the following guidelines for stock ownership by Board members and executive officers:

	Number of Shares of Common Stock of ADESA Recommended to Be Owned (1)	Time Period Given to Meet Stock Ownership Guidelines

Non-Employee Director	5,000 shares of common stock of ADESA	Five years from date initially elected or appointed director of ADESA

Chief Executive Officer	Shares of common stock of ADESA equal to three times base salary of chief executive officer	Five years from date appointed chief executive officer of ADESA
Executive Officer, Other Than Chief Executive Officer	Shares of common stock of ADESA equal to one times base salary of executive officer	Five years from date appointed an executive officer of ADESA

(1)
Ownership can include restricted stock units. Unexercised options to acquire shares of common stock of ADESA are not taken into consideration in meeting the ownership guidelines.

PROPOSALS TO BE VOTED ON BY ADESA'S STOCKHOLDERS

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees for Director to be Elected at the 2005 Annual Meeting for Terms Ending 2008

              ADESA's Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

              The terms for three directors will expire at this 2005 annual meeting. The three nominees named below are the only individuals proposed for election to the Board at this 2005 annual meeting. Directors elected at the 2005 annual meeting will hold office for a three-year term expiring at the annual meeting in 2008 (and until his successor is elected and qualified, subject, however, to prior death, resignation or removal). All of the nominees are currently directors of ADESA. Information regarding the business experience of each of the nominees is provided below. There are no family relationships among ADESA's executive officers and directors.

              Wynn V. Bussmann, 63, has been a member of ADESA's Board since May 2004 and serves on its audit committee and executive compensation committee. Mr. Bussmann retired in March 2004 from his position of Senior Vice President — Global Forecasting of J.D. Power and Associates, an international marketing information firm, which he held since 2001. From 1994 to 2001 he was a corporate economist for DaimlerChrysler Corporation, where he provided forecasts and analysis of vehicle sales and other trends in the vehicle industry for product strategy and planning.

              Thomas L. Cunningham, 59, has been a member of ADESA's Board since May 2004 and serves on its audit committee and executive compensation committee. Mr. Cunningham retired in 2002 from his position of Director, Remarketing Strategy for Ford Motor Company, where he was responsible for the total design and implementation of Ford's wholesale used vehicle sales strategy in the United States for all the Ford and Ford-affiliate brands. From 1989 to 2001 he was Manager, Vehicle Remarketing for Ford, where he developed industry-leading vehicle remarketing processes.

              Donald C. Wegmiller, 66, has been a member of ADESA's Board since May 2004 and serves as the chairperson of its executive compensation committee. Mr. Wegmiller is the Chairman of the Clark Consulting — Healthcare Group, a unit of Clark Inc., a national executive and physician compensation and benefits consulting firm. Prior to joining Clark Consulting-Healthcare Group, Mr. Wegmiller served as Vice Chairman and President of HealthSpan Health Systems Corporation, a healthcare network company. Mr. Wegmiller also serves as a director of Possis Medical, Inc., a developer, manufacturer and marketer of medical devices, and Omnicell, Inc., a provider of patient safety and operational efficiency solutions for the healthcare industry.

ADESA's Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees.

              The ADESA directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or earlier in accordance with ADESA's by-laws. Information regarding the business experience of each of such directors is provided below.

Directors Whose Terms Will Expire in 2006

              Dennis O. Green, 64, has been a member of ADESA's Board since May 2004 and serves as the chairperson of its audit committee and is a member of its corporate governance and nominating committee. Mr. Green is the managing member and founder of Celadon, LLC, a real estate development firm. In addition, Mr. Green is the Vice Chairman of the Board and chairman of the audit committee of Coastal Banking Company, a bank holding company, and its banking subsidiary, Lowcountry National Bank. Mr. Green retired in July 1997 from his position as Chief Auditor of Citicorp and of its principal banking subsidiary, Citibank, NA, where he had been responsible for their worldwide audit functions since 1990. From 1984 to 1990, he was the General Auditor of Ford Motor Company.

              Nick Smith, 68, has been a member of ADESA's Board since May 2004 and serves on its corporate governance and nominating committee and executive compensation committee. Mr. Smith also is a director of ALLETE, ADESA's former parent company, and currently serves as a member of its corporate governance and nominating committee and its executive compensation committee.

              Deborah L. Weinstein, 45, has been ADESA's lead independent director since January 2004 and serves as the chairperson of the corporate governance and nominating committee and is a member of its executive compensation committee. Ms. Weinstein has been a partner in LaBarge Weinstein, LLP, a business law firm, since 1997. Ms. Weinstein also is a director of Mosaid Technologies, Inc., a semiconductor company based in Ottawa, Ontario, Canada.

Directors Whose Terms Will Expire in 2007

              David G. Gartzke, 61, has been ADESA's Chairman, President and Chief Executive Officer since January 2004. Since July 2003, Mr. Gartzke has served as Chairman and Chief Executive Officer of ADESA Corporation and was a member of its Board since October 2001. From September 2000 until May 2004, Mr. Gartzke was Chairman, President and Chief Executive Officer of ALLETE Automotive Services, Inc. He also served as Chairman of ALLETE since January 2002 until September 2004 and was a member of its Board since 2001. Mr. Gartzke served as President and Chief Executive Officer of ALLETE from 2002 until January 2004. From 1994 to 2001 he was Senior Vice President and Chief Financial Officer of ALLETE.

              Angel Rodolfo Sales, 56, has been a member of ADESA's Board since May 2004 and serves on its audit committee and corporate governance and nominating committee. Mr. Sales is the managing director of Odyssey Corporate Finance, LLC, a corporate finance and strategy consulting firm. From 2002 to 2003, he was the Chief Operating Officer of Best Access Systems, Inc., a manufacturer of access control systems and security hardware. He retired in November 2001 from his position as Senior Vice President at ArvinMeritor, Inc., a global parts supplier to the automotive industry, where he held senior operating and financial positions since 1990. From 1987 to 1990, he was Vice President and Treasurer of The Upjohn Company.

Executive Officers Who Do Not Serve on the Board

              Cameron C. Hitchcock, 43, has served as an executive vice president and the chief financial officer of ADESA since January 2004. During 2003, Mr. Hitchcock served as a consultant for potential private equity opportunities. From 1999 to 2002, Mr. Hitchcock served as vice president and treasurer of Lear Corporation, an automotive interior systems supplier.

              George J. Lawrence, 46, has served as an executive vice president and the general counsel and secretary of ADESA since September 2004. From January 2000 until September 2004, Mr. Lawrence served as vice president and general counsel-americas for Thomson, a leading consumer electronics company, where he was responsible for the legal affairs of Thomson for the Americas.

              Brenda J. Flayton, 49, has served as an executive vice president and the chief administrative officer of ADESA since June 2004. From July 1998 until May 2004, Ms. Flayton served as the vice president of human resources for ALLETE, where she was responsible for compensation, benefits, recruiting, safety, employee development and training, executive and director compensation, and employee relations.

              James P. Hallett, 51, has served as an executive vice president of ADESA since May 2004. Mr. Hallett has also served as the president of ADESA Corporation, LLC, one of ADESA's wholly-owned subsidiaries, since March 2004. Mr. Hallett served as the president of ADESA Corporation between August 1996 and October 2001 and again between January 2003 and March 2004. Mr. Hallett previously served as the chief executive officer of ADESA Corporation from August 1996 until July 2003. From October 2001 to July 2003, Mr. Hallett served as ADESA's chairman and served as the chairman, president and chief executive officer of ALLETE Automotive Services, Inc. from January 2001 to January 2003. Mr. Hallett was an executive vice president of ALLETE since August 1996 until May 2004.

              Bradley A. Todd, 36, has served as an executive vice president of ADESA since May 2004 and as the president of AFC, one of ADESA's wholly owned subsidiaries, since December 2001. Mr. Todd also will begin to serve as ADESA Corporation, LLC's chief operating officer in April 2005. From October 1996 to December 2001, Mr. Todd served as the chief operations officer of AFC.

              Cheryl A. Munce, 47, has served as an executive vice president of ADESA since May 2004. Ms. Munce has served as the president of Impact Auto Auctions Ltd., one of ADESA's wholly owned subsidiaries, since May 2000 and as the president of Automotive Recovery Services, Inc. (d/b/a ADESA Impact) and ComSearch, Inc., also wholly owned subsidiaries of ADESA, since September 2003.

              Brian J. Warner, 38, has served as a vice president of ADESA since March 2005. Mr. Warner has also served as the president of ADESA Canada Corporation, one of ADESA's wholly owned subsidiaries, since January 2003 and from October 1998 until December 2001. From December 2001 until January 2003, Mr. Warner served as the president of ADESA Corporation.

              Paul F. Sylvester, 45, has served as the chief information officer of ADESA since January 2004. From October 1999 until January 2004, Mr. Sylvester served as the vice president of information technology of AFC, one of ADESA's wholly owned subsidiaries, where he was responsible for all information technology services.

              Paul J. Lips, 37, has served as the vice president of investor relations and planning of ADESA since January 2004. Mr. Lips will begin to serve as ADESA Corporation, LLC's senior vice president of operations on May 1, 2005. From November 2001 until January 2004, Mr. Lips served as the chief financial officer and treasurer of ADESA Corporation. Mr. Lips served as the controller and assistant treasurer of ADESA Corporation from September 1997 until November 2001.

              Scott A. Anderson, 39, has served as the controller of ADESA since November 2001 and the assistant treasurer from November 2001 until January 2004. From 1997 until November 2001, Mr. Anderson served as senior manager of assurance and business advisory services at PricewaterhouseCoopers LLP, where he was responsible for performing and coordinating audit and business advisory services for privately and publicly held companies.

              Curt L. Phillips, 48, has served as the treasurer of ADESA since January 2004. From April 1998 until January 2004, Mr. Phillips served as the chief financial officer of AFC, one of ADESA's wholly owned subsidiaries, where he was responsible for overseeing accounting, cash management, and the credit and contract functions for AFC.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

Proposal

              The audit committee of the Board has appointed PricewaterhouseCoopers LLP (an independent registered public accounting firm) as ADESA's independent auditors to audit its consolidated financial statements for the 2005 fiscal year. During the 2004 fiscal year, PricewaterhouseCoopers LLP served as ADESA's independent auditors and also provided certain tax and other non-audit services. Although ADESA is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

              Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

ADESA's Board recommends a vote "FOR" the ratification of the audit committee's appointment of
PricewaterhouseCoopers LLP as ADESA's independent auditors.

Fees Paid To PricewaterhouseCoopers LLP

              The following table sets forth the aggregate fees charged to ADESA by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2004 and 2003 fiscal years and for other services rendered during the 2004 and 2003 fiscal years to ADESA and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2004	Percentage of Total	2003	Percentage of Total

Audit Fees	$1,296,149	43%	$735,744	53%

Audit-Related Fees	—	—	—	—
Tax Fees	1,288,664	43%	663,542	47%

All Other Fees	401,500	14%	1,400	—

Total Fees	$2,986,313	100%	$1,400,686	100%

              Audit Fees:    Consists of fees for professional services rendered for the audit of ADESA's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

              Tax Fees:    Consists of fees for professional services for tax compliance, reporting and consulting.

              All Other Fees:    Consists of fees for all other services other than those reported above. These services include services related to an inquiry by the SEC and a license fee for the use of PricewaterhouseCoopers LLP's accounting research software.

              In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as ADESA's auditors for the fiscal year ending December 31, 2005, the audit committee has considered whether services other than audit and audit-related provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

              ADESA's independent auditor fee pre-approval policy provides for an annual process through which the audit committee evaluates the nature and scope of the audit prior to the commencement of the audit. At the same time, the committee evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The committee reviews schedules of specific services to be provided.

              If other services are desired outside of this annual process, under the policy they may be pre-approved by the committee at a regularly scheduled meeting or by the chair, acting between meetings and reporting back to the committee at the next scheduled meeting.

              ADESA's audit committee was established in May 2004. Subsequent to May 2004, all audit, tax and all other services performed by PricewaterhouseCoopers LLP were approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

              The Board of Directors established the audit committee for the purpose of overseeing the accounting, internal controls and financial reporting processes of ADESA. The audit committee also has oversight of ADESA's independent auditors. The audit committee is comprised of four non-management directors and operates pursuant to a written charter approved by the Board of Directors in May 2004. A copy of the audit committee charter is attached hereto as Appendix A. Each member of the audit committee meets the independence requirements of the SEC and the NYSE and has been determined by the Board to be "independent." The Board of Directors has determined that Dennis O. Green and A. R. Sales are each an "audit committee financial expert" in accordance with applicable SEC rules. The Board has also determined that each member of the audit committee is financially literate in accordance with the qualification standard set forth in the rules of the NYSE.

              As described more fully in its charter, the audit committee assists the Board in its oversight of (i) the integrity of ADESA's financial statements; (ii) ADESA's compliance with legal and regulatory requirements; (iii) ADESA's independent auditors' qualifications and independence; (iv) the performance of ADESA's internal audit function and independent auditors; and (v) ADESA's assessment and management of its financial and operational risks. The audit committee reports regularly to the Board with respect to actions, findings, issues and policy matters. Management is responsible for the preparation, presentation and integrity of ADESA's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. ADESA has a full-time internal audit department that reports to the audit committee and to management. Responsibilities of the internal audit department include reviewing and evaluating the adequacy, effectiveness and quality of ADESA's system of internal controls relating to the reliability and integrity of ADESA's financial information, compliance with corporate policies and procedures and the safeguarding of ADESA's assets. PricewaterhouseCoopers LLP, ADESA's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The audit committee has the authority to engage its own outside advisers, including independent legal counsel and experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

              The audit committee establishes an agenda for the year that includes discussion and review of ADESA's quarterly earnings releases, earnings guidance, SEC filings, financial statements, risk assessment and risk management policies, internal controls and internal audit activities. The audit committee's agenda is established by the audit committee in consultation with the director of internal audit. Subsequent to the closing of ADESA's initial public offering in June 2004, the audit committee held two regularly scheduled meetings and three meetings by telephonic conference call. At each of its regularly scheduled meetings, the audit committee held separate and private executive sessions with ADESA's independent auditors, director of internal audit, chief executive officer, chief financial officer, controller and general counsel.

              At each regular quarterly meeting, the audit committee meets with PricewaterhouseCoopers LLP, the director of internal audit and management to review ADESA's financial results before finalization and issuance of ADESA's earnings press releases. The audit committee also reviews ADESA's Form 10-Q and Form 10-K before filing with the SEC. In connection with its quarterly review of ADESA's financial statements, the audit committee reviews with management and the independent auditors the acceptability and quality of the accounting principles, the reasonableness of and quality of management's accounting judgments and the clarity of disclosures. At each regular meeting, the audit committee reviews with the director of internal audit, management and the independent auditors the overall audit plans and scope of audits, the results of internal audits and the quality of ADESA's financial reporting.

              The audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors. Under these procedures, the audit committee pre-approves both the type of services to be provided by the independent auditors and the estimated fees related to these services. During the pre-approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC and NYSE rules and regulations.

              The audit committee appointed PricewaterhouseCoopers LLP as the independent auditors for ADESA for the year ended December 31, 2004. The audit committee relies on the work and assurances of ADESA's management, which has primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of ADESA's annual financial statements to generally accepted accounting principles. Under ADESA's governance structure, including the audit committee charter, the audit committee has the responsibility to select, compensate, evaluate and, when appropriate, replace ADESA's independent auditors. The audit committee believes it is appropriate to recommend to the Board to request the stockholders of ADESA to ratify the audit committee's selection of the independent auditors at the 2005 annual stockholders meeting.

              The audit committee has reviewed ADESA's audited consolidated financial statements and discussed such statements with management. The audit committee has discussed with the independent auditors other matters required to be discussed by the independent auditors with the audit committee under Statement on Auditing Standards No. 61, as amended, and other regulations. The audit committee has also received and discussed with the auditors their annual written report on their independence from ADESA and its management pursuant to Independence Standards Board Standard No. 1 (independence discussions with audit committees), and reviewed with the independent auditors whether the provision of non-audit services provided by them to ADESA during 2004 was compatible with the auditors' independence.

              In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in ADESA's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Submitted by:
Audit Committee
Dennis O. Green, Chair Wynn V. Bussmann Thomas L. Cunningham A.R. Sales

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Beneficial Ownership Table

              The following table sets forth information, as of March 18, 2005, concerning:

  •
  the beneficial ownership of ADESA's common stock by each director and each of the executive officers named in the Summary Compensation Table herein; and
  •
  the beneficial ownership of ADESA's common stock by all directors and executive officers as a group.

              There are currently no known beneficial owners of more than 5% of ADESA's issued and outstanding shares of common stock.

              The number of shares beneficially owned by each director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of May 17, 2005, 60 days after March 18, 2005, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. The following table excludes unvested restricted stock units.

Beneficial Owner	Common Stock		Stock Options	Percentage of Outstanding Shares (1)

Wynn V. Bussmann	7,325		4,892	*

Thomas L. Cunningham	4,051		2,446	*
Brenda J. Flayton	12,499	(2)	184,386	*

David G. Gartzke	82,958	(3)	1,002,247	1.18%
Dennis O. Green	4,003		1,427	*

James P. Hallett	47,936		421,013	*
Cameron C. Hitchcock	7,630		265,580	*

A. R. Sales	1,979		0	*
Nick Smith	19,480	(4)	10,825	*

Bradley S. Todd	10,332		288,910	*
Donald C. Wegmiller	28,408		19,326	*

Deborah L. Weinstein	5,156		1,427	*
All directors and executive officers as a group (18 persons)	248,942		2,825,871	3.27%

*
Represents less than 1% of the issued and outstanding shares of ADESA common stock on March 18, 2005.

(1)
Percentage calculated by combining the number of shares owned with the number of shares that can be acquired.

(2)
Includes 190 shares of ADESA common stock held by Ms. Flayton's spouse.

(3)
Includes (a) 21,107 shares of ADESA common stock held by Mr. Gartzke's spouse; (b) 21,883 shares of ADESA common stock held in ALLETE's retirement savings and stock ownership plan; and (c) 13,141 shares of ADESA common stock held in ALLETE's supplemental executive retirement plan.

(4)
Includes (a) 50 shares of ADESA common stock held by Mr. Smith's spouse; (b) 2,970 shares of ADESA common stock held in a Keogh plan; and (c) 2,000 shares of ADESA common stock held in an IRA trust.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ADESA's directors and executive officers and persons who own more than 10% of the issued and outstanding shares of ADESA common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, ADESA believes that all such filing requirements were met during 2004.

Change in Control of ADESA

              In June 2004, ADESA completed its initial public offering and began trading on the NYSE. Upon completion of ADESA's initial public offering, ALLETE, ADESA's former parent company, owned 88,600,000 shares of ADESA's common stock, representing approximately 93% of the issued and outstanding shares of ADESA's common stock. On September 20, 2004, ALLETE distributed its remaining ownership interest in ADESA to its stockholders by means of a special dividend. As a result, ALLETE no longer owns any shares of stock of ADESA.

EXECUTIVE COMPENSATION

Summary Compensation Table

              The following table sets forth cash and non-cash compensation for (i) ADESA's Chief Executive Officer; and (ii) the four other most highly compensated executive officers of ADESA, as determined on the basis of salary and bonus as of the year ended December 31, 2004 (the "Named Executive Officers"). Pursuant to SEC rules and regulations, ADESA only is required to provide compensation information for the year ended December 31, 2004 and for the year ended December 31, 2003; provided, however, that ADESA only is required to provide 2003 compensation information for the Named Executive Officers who were listed in ADESA's registration statement that was filed with the SEC in connection with ADESA's initial public offering. As such, there is no compensation information provided for Mr. Hitchcock and Ms. Flayton for the year ended December 31, 2003. The 2003 compensation information provided for Messrs. Gartzke, Hallett and Todd was provided to ADESA from its former parent company, ALLETE. For the year ended December 31, 2003, Messrs. Gartzke, Hallett and Todd were employed by ALLETE or a subsidiary of ALLETE.

								Long-Term Compensation

Name and Principal Position
	Year	Annual Compensation						Awards			Payouts

		Salary ($)		Bonus ($)(7)		Other Annual Compensation ($)		Restricted Stock Awards ($)(19)		Number of Securities Underlying Options Granted (#) (21)(22)	Long-Term Incentive Plan Payout ($)(23)	All Other Compensation ($)

David G. Gartzke (1) Chairman of the Board, President and Chief Executive Officer	2004 2003	592,984 561,846	(5)	635,650 544,002	(8)	135,734 10,913	(12)(13) (14)	1,132,161 0		1,033,547 74,219	351,125 302,962	245,022 54,353	(24) (25)

James P. Hallett (2) Executive Vice President of ADESA and President of ADESA Corporation, LLC	2004 2003	447,000 439,808		265,303 328,532	(9)	41,537 —	(13)(15)	465,559 0		514,369 42,500	196,103 169,203	66,598 47,104	(26) (27)
Cameron C. Hitchcock (3) Executive Vice President and Chief Financial Officer	2004	353,130		286,433	(10)	116,654	(13)(16)	478,285	(20)	265,580	—	37,416	(28)

Bradley A. Todd (4) Executive Vice President of ADESA, President of AFC and Chief Operating Officer of ADESA Corporation, LLC	2004 2003	266,271 249,597		148,564 17,438		18,661 —	(13)(17)	436,556 0		303,165 8,743	94,133 81,220	20,876 20,676	(29) (30)
Brenda J. Flayton Executive Vice President and Chief Administrative Officer	2004	222,140	(6)	171,244	(11)	179,859	(18)	266,216		198,392	56,076	71,459	(31)

(1)
In the year ended December 31, 2003, Mr. Gartzke received compensation in his capacities as chairman, president and chief executive officer of ALLETE.

(2)
In the year ended December 31, 2003, Mr. Hallett received compensation in his capacities as president and chief executive officer of ADESA Corporation and chairman, president and chief executive officer of ALLETE Automotive Services, Inc.

(3)
Mr. Hitchcock began his employment with ADESA on January 5, 2004.

(4)
In the year ended December 31, 2003, Mr. Todd received compensation in his capacity as president of AFC.

(5)
Mr. Gartzke's salary figures for 2004 include (a) $237,600 received for services rendered to ALLETE from January 1, 2004 until May 31, 2004; and (b) $355,384 earned for services rendered to ADESA from June 1, 2004 until December 31, 2004.

(6)
Ms. Flayton's salary figures for 2004 include (a) $89,724 received for services rendered to ALLETE from January 1, 2004 until May 31, 2004; and (b) $132,416 earned for services rendered to ADESA from June 1, 2004 until December 31, 2004.

(7)
Unless otherwise indicated by footnote, (a) bonuses earned in 2003 were earned under ALLETE's results sharing program and/or ALLETE's executive annual incentive plan; and (b) bonuses earned in 2004 were earned under ADESA's equity and incentive plan.

(8)
Mr. Gartzke's bonus includes $100,000 paid by ADESA in connection with the completion of the spin-off of ADESA from ALLETE.

(9)
Mr. Hallett's 2003 bonus includes an annual retention bonus of 5,000 shares of ALLETE common stock which had a market value of $162,750 at the time the bonus was paid.

(10)
Mr. Hitchcock's bonus includes $75,000 paid as a starting bonus.

(11)
Ms. Flayton's bonus includes $64,800, half of which was paid by ADESA in 2004 and the remaining half of which was paid by ADESA in 2005, paid in connection with the completion of the spin-off of ADESA from ALLETE.

(12)
This amount includes the aggregate incremental cost to ADESA of providing personal benefits to Mr. Gartzke in 2004. The personal benefits included in this amount are: (a) an automobile allowance; (b) country club dues; (c) temporary housing expenses; (d) an annual physical examination; (e) above-market interest credited on amounts deferred under ADESA's supplemental executive retirement plan; and (f) financial planning and tax preparation. The amounts reported that represent at least 25% of the total amount of Other Annual Compensation and that are thus required to be reported separately under SEC rules are: (a) $60,053 for the personal use of corporate aircraft; and (b) $47,667 for a moving allowance. For some of the personal benefits provided to Mr. Gartzke, the cost of the personal benefit was imputed as income and grossed up for all taxes.

(13)
The amount paid for the personal use of corporate aircraft represents the incremental cost to ADESA from this usage (calculated to include fuel, maintenance and certain fees and expenses).

(14)
This amount includes the aggregate incremental cost to ALLETE of providing personal benefits to Mr. Gartzke in 2003. The personal benefit that this amount represents is above-market interest paid on compensation deferred under certain ALLETE deferred compensation plans.

(15)
This amount includes the aggregate incremental cost to ADESA of providing personal benefits to Mr. Hallett in 2004. The personal benefits included in this amount are: (a) an automobile lease; (b) country club dues; (c) the personal use of corporate aircraft; (d) financial planning and tax preparation services; (e) above-market interest credited on amounts deferred under ADESA's supplemental executive retirement plan; (f) the reimbursement of automobile fuel; and (g) an annual physical examination. For some of the personal benefits provided to Mr. Hallett, the cost of the personal benefit was imputed as income and grossed up for all taxes.

(16)
This amount includes the aggregate incremental cost to ADESA of providing personal benefits to Mr. Hitchcock in 2004. The personal benefits included in this amount are: (a) country club initiation fees and dues; (b) an automobile lease; and (c) personal use of corporate aircraft. The amount reported that represents at least 25% of the total amount of Other Annual Compensation and that is thus required to be reported separately under SEC rules is $85,237 for a moving allowance. For some of the personal benefits provided to Mr. Hitchcock, the cost of the personal benefit was imputed as income and grossed up for all taxes.

(17)
This amount includes the aggregate incremental cost to ADESA of providing personal benefits to Mr. Todd in 2004. The personal benefits included in this amount are: (a) an automobile lease; (b) the personal use of corporate aircraft; (c) country club dues; and (d) above-market interest credited on amounts deferred under AFC's supplemental executive retirement plan. For some of the personal benefits provided to Mr. Todd, the cost of the personal benefit was imputed as income and grossed up for all taxes.

(18)
This amount includes the aggregate incremental cost to ADESA of providing personal benefits to Ms. Flayton in 2004. The personal benefits included in this amount are: (a) an automobile allowance; (b) country club dues; and (c) above-market interest credited on amounts deferred under ADESA's supplemental executive retirement plan. The amount reported that represents at least 25% of the total amount of Other Annual Compensation and that is thus required to be reported separately under SEC rules is $168,303 for a moving allowance. For some of the personal benefits provided to Ms. Flayton, the cost of the personal benefit was imputed as income and grossed up for all taxes.

(19)
This column shows the market value on the date of grant of restricted stock units ("RSUs") granted in connection with the completion of ADESA's initial public offering and RSUs granted in February 2005 in connection with ADESA's annual incentive program whereby in addition to earned payouts made in cash, ADESA grants RSUs with a value equal to 25% of the bonus payout to a select group of key executive officers. Assuming that the RSUs granted in February 2005 were granted on December 31, 2004, the aggregate holdings and market value of RSUs held on December 31, 2004 by the Named Executive Officers were: Mr. Gartzke, 47,620 units/$1,010,496; Mr. Hallett, 19,617 units/$416,273; Mr. Hitchcock, 19,017 units/$403,541; Mr. Todd, 18,317 units/$388,687; and Ms. Flayton, 11,182 units/$237,282. Dividend-equivalent payments are paid on RSUs granted in connection with ADESA's initial public offering and the amounts reflected in the table and in this footnote include accrued dividend equivalents paid through December 31, 2004. The RSUs vest 100% on the third anniversary of the grant date and are subject to a change-in-control acceleration provision.

(20)
Mr. Hitchcock was granted RSUs by ALLETE in January 2005. Mr. Hitchcock's unvested RSUs converted to RSUs of ADESA utilizing the conversion ratio of 1.630 on the date of the completion of the spin-off. The market value of Mr. Hitchcock's RSUs on December 31, 2004 was $34,610.

(21)
At the completion of the initial public offering, ADESA granted options to its Messrs. Gartzke, Hallett, Hitchcock and Todd and Ms. Flayton in the following amounts in 2004: 663,950, 265,580, 265,580, 265,580 and 159,348, respectively. These IPO options have an exercise price of $24.00 and are fully vested and immediately exercisable as of the date of this proxy statement.

(22)
At the completion of the spin-off from ALLETE, all ALLETE stock option awards granted to the Named Executive Officers, except Mr. Hitchcock who joined ADESA in January 2004, prior to January 1, 2004, were replaced with new awards under ADESA's equity and incentive plan so that economic value of the award immediately after the spin-off equaled the economic value of the award prior to the spin-off. To calculate the new award, the number of ALLETE shares underlying the original option award was multiplied by a conversion ratio of 1.630 and the original option exercise price was divided by the same conversion ratio. The other terms and conditions of the stock options, including the vesting schedules, remained the same. In 2004, ADESA granted replacement options for Messrs. Gartzke, Hallett and Todd and Ms. Flayton in the following amounts: 369,597, 248,789, 37,585 and 39,044, respectively. As such, the stock options granted in 2003 by ALLETE were canceled, as described in this footnote.

(23)
At the completion of the spin-off from ALLETE, all ALLETE performance share awards granted to the Named Executive Officers, except Mr. Hitchcock who joined ADESA in January 2004, prior to January 1, 2004, were replaced with new awards under ADESA's equity and incentive plan so that economic value of the award immediately after the spin-off equaled the economic value of the award prior to the spin-off. To calculate the new award, the number of ALLETE performance shares was multiplied by a conversion ratio of 1.630. The terms and conditions of the performance shares, including the vesting schedules, remained the same. As such, the performance shares awarded in 2003 by ALLETE were canceled, as described in this footnote.

(24)
$43,877 of this amount represents (a) $40,800 contributed to ADESA's supplemental executive retirement plan; and (b) $3,077 for life insurance.

  $179,538 of this amount represents (a) a bonus paid by ALLETE under ALLETE's results sharing program; (b) a payment by ALLETE equivalent to a contribution to ALLETE's supplemental executive retirement plan; (c) contributions in cash and common stock to ALLETE's retirement savings and stock ownership plan; (d) payments made by ALLETE to Mr. Gartzke to pay out remaining earned, vacation balance; and (e) payments made by ALLETE for life insurance.

  $21,607 of this amount represents the following perquisites and personal benefits provided to Mr. Gartzke by ALLETE during 2004: (a) above-market interest credited on amounts deferred under ALLETE's supplemental executive retirement plan, executive deferral account and executive investment plan; and (b) contributions to ALLETE's flexible benefit plan.

(25)
This amount represents: (a) ALLETE's contributions to ALLETE's supplemental executive retirement plan; and (b) ALLETE's contributions to ALLETE's retirement savings and stock ownership plan and flexible benefit plan.

(26)
$34,560 of this amount represents (a) $29,680 contributed to ADESA's supplemental executive retirement plan; and (b) $4,880 for life insurance.

  $28,002 of this amount represents contributions to ADESA's supplemental executive retirement plan by ALLETE.

  $4,036 of this amount represents the following perquisites and personal benefits provided to Mr. Hallett by ALLETE during 2004: (a) above-market interest credited on amounts deferred under ALLETE's supplemental executive retirement plan; and (b) contributions to ALLETE's flexible benefit plan.

(27)
This amount represents: (a) ALLETE's contributions to ALLETE's supplemental executive retirement plan; (b) ALLETE's contribution's to ALLETE's flexible benefit plan; and (c) payments for life insurance.

(28)
This amount represents (a) $37,031 contributed to ADESA's supplemental executive retirement plan; and (b) $385 for life insurance.

(29)
This amount represents: (a) $12,500 contributed to ADESA's supplemental executive retirement plan; (b) $176 for life insurance; and (c) $8,200 contributed to ADESA's 401(k) plan.

(30)
This amount represents: (a) AFC's contributions to AFC's supplemental executive retirement plan; (b) contributions to ADESA's 401(k) plan; and (c) payments for life insurance.

(31)
$17,340 of this amount represents: (a) $13,729 contributed to ADESA's supplemental executive retirement plan; (b) $1,145 for life insurance; and (c) $2,466 contributed to ADESA's 401(k) plan.

  $42,201 of this amount represents: (a) a bonus paid by ALLETE under ALLETE's results sharing program; (b) a payment by ALLETE equivalent to a contribution to ALLETE's supplemental executive retirement plan as contemplated in the employee and director matters agreement between ALLETE and ADESA; (c) contributions in common stock of ALLETE to ALLETE's retirement savings and stock ownership plan; (d) payments made by ALLETE for life insurance; and (e) payments made by ALLETE to Ms. Flayton to pay out remaining earned, vacation balance.

  $11,918 of this amount represents the following perquisites and personal benefits provided to Ms. Flayton by ALLETE during 2004: (a) an automobile allowance; (b) above-market interest credited on amounts deferred under ALLETE's supplemental executive retirement plan, executive deferral account and executive investment plan; and (c) contributions to ALLETE's flexible benefit plan.

Option Grants in 2004

              The following table shows all grants of options to acquire shares of ADESA common stock granted to each of the Named Executive Officers during the fiscal year ended December 31, 2004.

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2004	Exercise Price Per Share (2)	Market Price on Date of Grant	Expiration Date	0% (3)(4)	5% (3)(4)	10% (4)

David G. Gartzke	663,950 121,006 15,742 3,941 126,511 27,526 13,567 5,500 12,233 33,443 10,128	14.7% 2.7% 0.3% 0.1% 2.8% 0.6% 0.3% 0.1% 0.3% 0.7% 0.2%	$24.00 $12.58 $17.14 $17.14 $15.75 $14.49 $9.97 $10.50 $10.50 $13.46 $13.26	$24.00 $16.01 $16.01 $16.01 $16.01 $16.01 $16.01 $16.01 $16.01 $16.01 $16.01	6/15/2010 2/3/2013 1/3/2010 1/2/2006 1/2/2012 1/2/2011 1/3/2010 1/2/2006 1/2/2007 1/4/2009 1/2/2008	* $415,051 * * $32,893 $41,840 $81,945 $30,305 $67,404 $85,280 $27,852	$5,419,356 $1,399,659 $57,204 * $904,951 $201,560 $146,575 $36,249 $91,077 $211,513 $56,539	$12,294,670 $2,803,565 $149,608 $4,170 $2,086,031 $407,883 $226,213 $42,339 $116,432 $359,900 $88,717
James P. Hallett	265,580 69,292 69,292 31,548 24,064 42,397 12,196	5.9% 1.5% 1.5% 0.7% 0.5% 0.9% 0.3%	$24.00 $12.58 $15.75 $14.49 $9.97 $13.46 $13.26	$24.00 $16.01 $16.01 $16.01 $16.01 $16.01 $16.01	6/15/2010 2/3/2013 1/2/2012 1/2/2011 1/3/2010 1/4/2009 1/2/2008	* $237,672 $18,016 $47,953 $145,347 $108,112 $33,539	$2,167,742 $801,490 $495,655 $231,011 $259,983 $268,144 $68,084	$4,917,868 $1,605,413 $1,142,551 $467,482 $401,237 $456,259 $106,832

Cameron C. Hitchcock	265,580	5.9%	$24.00	$24.00	6/15/2010	*	$2,167,742	$4,917,868
Bradley A. Todd	265,580 14,255 14,255 9,075	5.9% 0.3% 0.3% 0.2%	$24.00 $12.58 $15.75 $14.49	$24.00 $16.01 $16.01 $16.01	6/15/2010 2/3/2013 1/2/2012 1/2/2011	* $48,895 $3,706 $13,794	$2,167,742 $164,886 $101,968 $66,452	$4,917,868 $330,271 $235,050 $134,474

Brenda J. Flayton	159,348 8,492 9,308 7,238 685 9,049 4,272	3.5% 0.2% 0.2% 0.2% 0.0% 0.2% 0.1%	$24.00 $12.58 $15.75 $14.49 $13.19 $13.46 $13.26	$24.00 $16.01 $16.01 $16.01 $16.01 $16.01 $16.01	6/15/2010 2/3/2013 1/2/2012 1/2/2011 1/4/2009 1/4/2009 1/2/2008	* $29,128 $2,420 $11,002 $1,932 $23,075 $11,748	$1,300,645 $98,226 $66,581 $53,000 $4,517 $57,231 $23,848	$2,950,721 $196,750 $153,479 $107,254 $7,557 $97,382 $37,421

(1)
These awards were made pursuant to ADESA's equity and incentive plan. The options held by the Named Executive Officers that expire on June 15, 2010 were granted in connection with the initial public offering of ADESA. These stock options are fully vested and immediately exercisable as of the date of this proxy statement. Any remaining options held by the Named Executive Officers were ALLETE stock options granted to the applicable Named Executive Officers and were converted into options to purchase ADESA common stock in connection with the spin-off by ALLETE. The ADESA options issued upon conversion have the same terms and conditions, including the same vesting provisions and exercise periods as the ALLETE options had immediately prior to the completion of the spin-off. All of the converted stock options are fully vested and immediately exercisable as of the date of this proxy statement.

(2)
All options that expire on June 15, 2010 have an exercise price equal to ADESA's initial public offering price. All other reported option grants were granted upon the completion of the spin-off and the exercise price was calculated based on the conversion ratio of 1.63 utilized for the spin-off from ALLETE.

(3)
* indicates that the exercise price was equal to or more than the market price on the date of grant.

(4)
In accordance with the SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of the common stock appreciated from the date of grant over the applicable term of the option at an annualized rate of 0%, 5% and 10%, respectively. These values do not reflect ADESA's estimate of future stock price appreciation, if any, of the common stock.

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values

              The following table shows aggregate exercises of options to purchase ADESA's common stock in the fiscal year ended December 31, 2004 by each of the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)

Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable (2)	Exercisable	Unexercisable

David G. Gartzke	0	0	309,094	724,453	$2,163,181	$522,746

James P. Hallett	0	0	214,143	300,226	$1,587,488	$299,341
Cameron C. Hitchcock	0	0	—	265,580	—	—

Bradley A. Todd	0	0	30,457	272,708	$200,627	$61,586
Brenda J. Flayton	0	0	34,798	163,594	$246,038	$36,685

(1)
Calculated by determining the difference between the $21.22 closing price of ADESA common stock underlying the options as reported on the NYSE at December 31, 2004 and the exercise price of the options.

(2)
On March 9, 2005, the Board of Directors approved resolutions to accelerate the vesting of stock options granted under ADESA's equity and incentive plan in connection with ADESA's initial public offering. In addition, the remainder of the options listed in this column became fully vested on February 3, 2005. As such, all of the shares listed in this column are fully vested and immediately exercisable as of the date of this proxy statement.

Equity Compensation Plan Information

              The following table sets forth the aggregate information of ADESA's equity compensation plans in effect as of December 31, 2004.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)

Equity compensation plans approved by security holders	4,772,910	$20.60	4,368,006

Equity compensation plans not approved by security holders	0	N/A	0
Total	4,772,910	$20.60	4,368,006

(1)
This amount includes (a) 4,453,079 shares issuable upon exercise of stock options issued pursuant to ADESA's equity and incentive plan; (b) 163,978 restricted stock units that have been granted under ADESA's equity and incentive plan; and (c) 155,853 performance shares of ADESA that were converted from performance shares of ALLETE at the completion of the stock distribution by ALLETE.

(2)
The weighted-average exercise price of outstanding options, warrants and rights reflects only the weighted average exercise price of outstanding stock options under ADESA's equity and incentive plan. The weighted-average exercise price does not include (a) 163,978 restricted stock units that have been granted under ADESA's equity and incentive plan; and (b) 155,853 performance shares of ADESA that were converted from performance shares of ALLETE at the completion of the stock distribution by ALLETE.

(3)
The number of securities available for future issuance includes (a) 3,682,627 shares of common stock that may be issued under ADESA's equity and incentive plan; (b) 500,000 shares of common stock that may be issued under ADESA's employee stock purchase plan; and (c) 185,379 shares that may be issued under ADESA's director compensation plan.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

Executive Compensation Policy

              Philosophy.    The executive compensation committee intends to provide a compensation program that will support ADESA's long-term success by achieving the following goals:

  •
  strengthen the motivation of employees and the focus of management with incentive compensation programs tied to the financial results of ADESA's business and the market performance of ADESA's common stock;
  •
  encourage equity ownership and stockholder alignment;
  •
  drive long-term stockholder value creation; and
  •
  provide competitive rewards commensurate with performance.

              Methodology.    For purposes of the annual incentive awards to executives, the committee set goals and considers ADESA's achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA") and return on capital ("ROC") goals. In designing the total compensation package for executives, however, the committee places more emphasis on long-term compensation, that is, compensation which pays out based on the long-term, sustained performance of ADESA.

              No other publicly-traded company has a similar mix of businesses to ADESA. Therefore, in order to ascertain the competitiveness of ADESA's compensation for its top executive talent, the executive compensation committee reviews the compensation of a portfolio of similarly-sized companies ranging from $100 million to $5 billion in the following businesses: auto retailing, auto financing services, logistics, salvage/auto services and OEMs. The committee also consults general industry and other appropriate data sources to ensure that the compensation is reasonable and appropriate.

              The committee strives to target individual and overall total compensation around the median of the market with the ability for executives to earn top-quartile compensation for superior performance.

              The committee retains an independent compensation consultant to assist it in evaluating its executive compensation programs. The use of an independent consultant provides additional assurance that ADESA's programs are reasonable and consistent with ADESA's objectives.

Components of Executive Compensation for 2004

Annual Compensation

              Base Salary.    The committee annually reviews ADESA's base salaries for key executive officers. In determining individual salaries, the committee conducts a qualitative evaluation of a variety of factors, including individual performance, level of responsibility, prior experience and a comparison of base salaries paid for comparable positions.

              Annual Incentive Program.    ADESA provides annual incentive opportunities to ADESA's executive and management employees under ADESA's equity and incentive plan. Annual cash incentives reward participants for the achievement of annual financial results that positively impact total stockholder return. The committee's goal is to provide an annual incentive program that meets the following criteria:

  •
  aligns annual incentives with overall company financial results;
  •
  where appropriate, aligns annual incentives with business unit or division financial results; and
  •
  aligns annual incentives with the stockholder experience.

              For 2004, annual incentive awards to executives were based on an assessment of EBITDA and ROC goals. Eligible participants below the executive level receive payouts based on a combination of corporate, division and individual site goals, as appropriate. Every eligible individual has a component of at least 25% tied to corporate performance to encourage a team-based approach and cultivate alignment with the stockholder experience. Executive officers who do not oversee a business unit are rewarded 100% on the company's financial results.

              Threshold performance objectives must be met for each measure in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold to a maximum of 250% of target awards. The committee has discretion to reduce or eliminate individual payouts for noncompliance with company controls and/or policies. In addition to earned payouts made in cash, ADESA grants restricted stock units with a value equal to 25% of the bonus payout to key executive officers. The restricted stock units are intended to further align executives with stockholders, and have a three-year cliff vesting provision to further encourage retention of these senior key executives.

Long-Term Incentives

              ADESA provides long-term incentive opportunities to ADESA's executive officers and management under ADESA's equity and incentive plan. The long-term incentive program is designed to motivate sustained share price growth over the long term and to align executive interests with those of the stockholders. ADESA has primarily focused on stock options, but has also used restricted stock units, which support retention of key talent and promote ownership. The committee's goal is to provide a long-term incentive plan that meets the following criteria:

  •
  meaningful in level and design to participants;
  •
  linked to stockholder value creation;
  •
  encourages retention;
  •
  encourages equity ownership; and
  •
  does not significantly dilute the economic interests of stockholders.

              Outstanding ALLETE Awards.    Prior to ADESA's initial public offering, eligible ADESA employees were awarded ALLETE stock options. These stock options were converted into stock options to purchase ADESA shares on the date of the completion of the spin-off from ALLETE. The number of shares of ADESA common stock subject to the converted option was equal to the number of shares of ALLETE common stock subject to the original option multiplied by an ADESA conversion ratio. The per share exercise price of the converted option was equal to the per share exercise price of the original option divided by the ADESA conversion ratio. The vesting and expiration of the adjusted option is conditioned upon continuing employment with ADESA. This method of adjustment was intended to preserve both the aggregate intrinsic value of each option and the conversion ratio of the exercise price to the market price of the shares. The ADESA conversion ratio of approximately 1.63 ADESA options for each ALLETE option converted was based upon the conversion ratio of the fair market value of ALLETE stock prior to the separation to the fair market value of ADESA stock immediately following the separation from ALLETE.

              Prior to the initial public offering of ADESA, eligible ADESA employees received performance shares under ALLETE's executive long-term incentive compensation plan. Concurrently with the separation from ALLETE on September 20, 2004, approximately 160,000 ALLETE restricted stock units and performance shares held by ADESA employees were converted to ADESA restricted stock units and performance shares. The majority of these converted share awards vested in the first quarter of 2005.

              Stock Options.    Stock option grants were authorized at the time of the initial public offering to further align the interests of ADESA's executive officers and management with those of ADESA's stockholders following the initial public offering of ADESA. These options have (a) an exercise price equal to the initial public offering price of $24.00 per share; (b) a six-year option term; and (c) are immediately exercisable. To provide a significant and immediate incentive for executive officers to focus on stockholder value creation, this initial stock option grant was front loaded – a practice consistent with the market for companies that go public. We do not intend to provide an additional stock option grant these executive officers in 2005.

              Restricted Stock Units.    To further encourage retention and stock ownership for ADESA's key executives, restricted stock unit grants were granted at the time of the initial public offering. The restricted stock units are intended to further align the interests of these executives with stockholders, and have a three-year cliff vesting provision to further encourage retention of key executives. As mentioned earlier in this report, the key executive officers received grants of restricted stock units with a value equal to 25% of the annual bonus payout.

Perquisites and Personal Benefits

              ADESA has established certain benefits and perquisites programs for Named Executive Officers. These programs include, but are not limited to: personal use of company aircraft, company automobile allowance and/or leases, club membership dues, financial consulting services, life insurance and annual physicals. While these programs do have expenses associated with them, the committee believes they are within industry norms, competitive, and necessary to attract, retain, and motivate the necessary talent.

Supplemental Executive Benefits

              ADESA has established a supplemental executive retirement plan (SERP) to compensate certain employees, including the executive officers, to provide retirement benefits which are competitive with those offered by other businesses with which ADESA competes for executive talent. ADESA provides a company contribution to the SERP based on annual base salary and years of service to eligible participants. These amounts are reflected in the Summary Compensation Table in this proxy statement.

              The SERP also provides employees whose salaries exceed the salary limitations for tax-qualified plans imposed by the Internal Revenue Code with additional benefits such that they receive in aggregate the benefits they would have been entitled to receive had such limitations not been imposed. To help pay for any income taxes imposed on a participant upon a distribution resulting from a change in control event, the gross distribution payable to any participant as a result of a change in control event shall be increased by 40% and immediately distributable.

              An employee and director matters agreement was signed by ALLETE and ADESA governing the responsibility of certain employee benefits. This agreement governs the allocation of responsibilities related to employee benefit plans provided by ALLETE prior to this spin-off to ADESA employees and directors and the allocation of liability relating to employees and directors of ALLETE and ADESA in connection with the initial public offering and the subsequent spin-off by ALLETE. As a result of this agreement, ADESA will be required to make payments to key executive officers that may be somewhat substantial in nature. These payments will be made beginning in 2005, and are contingent upon continued employment. They will be shown in the proxy statement issued in the spring of 2006.

Chief Executive Officer Compensation for 2004

              Mr. Gartzke, who received compensation in his capacities as chairman, president and chief executive officer of ALLETE in the year ended December 31, 2003, stepped down as chairman of ALLETE in conjunction with the spin-off that was completed as of September 20, 2004. ALLETE did not compensate Mr. Gartzke after May 31, 2004. Mr. Gartzke now serves as ADESA's chairman, president and chief executive officer.

              The committee established Mr. Gartzke's 2004 total compensation package after reviewing his performance and compensation with the independent directors of the full Board. The committee considered:

  •
  Mr. Gartzke's individual performance with respect to the achievement of key strategic and financial objectives;
  •
  Mr. Gartzke's leadership in connection with ADESA's initial public offering and spin-off from ALLETE;
  •
  Mr. Gartzke's development of a new ADESA leadership team; and
  •
  ADESA's financial performance in 2004.

The committee also assessed Mr. Gartzke's compensation relative to the compensation programs that apply to other ADESA executive officers, taking into account his individual contributions to ADESA.

              The committee established a base salary of $600,000 for Mr. Gartzke in his new position of chairman, president and chief executive officer of ADESA effective June 1, 2004.

              Under ADESA's annual incentive plan, Mr. Gartzke earned a cash annual incentive award of $535,650, which was 119% of his target award. The award was based on the successful achievement of objective financial goals as set by the committee at the beginning of the year. Awards under the ADESA's annual incentive plan are intended to be 162(m) compliant as discussed later in this report. In addition, Mr. Gartzke received a grant of restricted stock units with a value of $133,146 (25% of annual incentive payout) with conditions as set forth in the annual incentive plan above. Mr. Gartzke also received a one-time bonus payment of $100,000 in recognition of his efforts relating to the separation of ADESA from ALLETE.

              Mr. Gartzke received option grants to purchase 663,950 shares of ADESA common stock at the completion of the initial public offering of ADESA. These options have an exercise price equal to the initial public offering price of $24.00 per share and a six-year option term. At the time these options were granted, the options had a three-year vesting schedule; however on March 9, 2005, the Board of Directors approved resolutions to accelerate the vesting of all stock options granted under ADESA's equity and incentive plan in connection with ADESA's initial public offering. As such, Mr. Gartzke's options granted in connection with ADESA's initial public offering are currently exercisable. The Board considered several factors in determining to accelerate the vesting of the options granted in connection with the initial public offering. Primarily, the acceleration will enhance the comparability of ADESA's financial statements in prior and subsequent periods. The options awarded were special, one-time grants in conjunction with ADESA's initial public offering. As such, these grants are not indicative of past grants when ADESA was a subsidiary of ALLETE prior to June 2004 and are not representative of ADESA's future grants. In particular, Mr. Gartzke will not be considered for an additional option grant any sooner than 2006. The Board also believes that the acceleration was in the best interest of the stockholders as it will reduce ADESA's reported stock option expense in future periods mitigating the impact of the new accounting standard (Statement of Financial Accounting Standard 123R, Share-Based Payment) that will take effect in the third quarter of 2005.

              As disclosed in the option grant table in this proxy statement, options previously granted by ALLETE were converted to options with the right to purchase 369,597 shares of ADESA common stock at the completion of the spin-off from ALLETE.

              As disclosed in the summary compensation table in this proxy statement, performance shares previously granted by ALLETE were converted to a total of approximately 15,589 shares of ADESA stock at the completion of the spin-off from ALLETE.

              In connection with the initial public offering, Mr. Gartzke received a one-time grant of 41,497 restricted stock units with a value of $995,928 based on the initial public offering price of $24.00. The restricted stock units vest three years from the date of grant.

              In addition, as a participant in the ADESA SERP, Mr. Gartzke received a prorated 2004 company contribution of $40,800.

Deductibility Cap on Executive Compensation

              ADESA's ability to deduct compensation it pays to covered officers is generally limited, under Section 162(m) of the Internal Revenue Code, to $1,000,000 annually. However, performance-based compensation is not subject to this limitation, provided certain conditions are satisfied. The annual and long-term incentives the committee awarded to covered officers in 2004 were subject to, and made in accordance with, arrangements implemented by the committee to qualify for Section 162(m)'s performance-based compensation exemption, so that such payments would be fully tax-deductible.

              Generally, ADESA's policy is to preserve the federal income tax deductibility of compensation it pays. Accordingly, the committee has taken appropriate actions, to the extent the committee believes feasible, to preserve the deductibility of annual and long-term incentive awards. However, the committee will retain the authority to authorize payments that may not be deductible if the committee believes that they are in the stockholders' and ADESA's best interests. Income for ADESA's covered officers may exceed the $1,000,000 deductibility limit because of certain elements of their annual compensation, such as perquisites, certain restricted stock awards and cash dividends thereon, payments related to reductions in retirement benefits, tax reimbursements and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers.

Submitted by:
Executive Compensation Committee
Donald C. Wegmiller, Chair Wynn V. Bussmann Thomas L. Cunningham Nick Smith Deborah L. Weinstein

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              The members of the executive compensation committee are set forth above. During the most recent fiscal year, no ADESA executive officer served on the compensation committee (or equivalent), or the Board, of another entity whose executive officer(s) served on ADESA's executive compensation committee.

SEVERANCE ARRANGEMENTS

              ADESA entered into a severance agreement with its chief financial officer, Cameron C. Hitchcock, pursuant to which Mr. Hitchcock is entitled to receive, among other things, upon a termination of employment by ADESA without cause or by him for good reason (in each case as defined in his agreement), a payment equal to two times his base salary and bonus compensation in effect at the time of termination of employment (subject to certain exceptions) and continuation of health insurance for twelve months following the termination of employment. This agreement will remain in effect through December 31, 2008.

              ADESA entered into a severance agreement with its chief administrative officer, Brenda J. Flayton, pursuant to which Ms. Flayton is entitled to receive, among other things, upon a termination of employment by ADESA without cause or by her for good reason (in each case as defined in her agreement), a payment equal to two times her base salary and bonus compensation in effect at the time of termination of employment (subject to certain exceptions) and continuation of health insurance for twelve months following the termination of employment. This agreement will remain in effect through June 1, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with ALLETE

              Distribution of Stock Dividend by ALLETE.    On September 20, 2004, ADESA's majority stockholder, ALLETE, completed the distribution of a stock dividend to all ALLETE stockholders. All ADESA shares previously owned by ALLETE were distributed. One share of ADESA common stock was distributed to stockholders of record as of September 13, 2004 for each share of ALLETE common stock outstanding, resulting in a total distribution of 88.6 million shares of ADESA. The distribution was structured to qualify as a tax-free stock dividend to ALLETE stockholders.

              Prior to September 20, 2004, ALLETE provided certain services, including accounting, treasury, tax, legal, public affairs, executive oversight, human resources, as well as other corporate services. ALLETE made certain allocations for its costs related to such services provided to ADESA. These cost allocations were determined on a proportionate cost basis that both ADESA and ALLETE considered to be reasonable reflections of the cost of services provided by ALLETE. These services accounted for approximately $2.2 million of expense for the period January 1 through September 20, 2004. ADESA also paid ALLETE approximately $0.5 million in the fourth quarter of 2004 for services provided by ALLETE.

              Payment of Dividends and Debt by ADESA.    In 2004, ADESA paid ALLETE aggregate dividends of $117.5 million and repaid ALLETE $136.1 million for intercompany debt owed by ADESA to ALLETE.

              Agreements with ALLETE.    In connection with the initial public offering of ADESA, ALLETE and ADESA delivered agreements governing various interim and ongoing relationships. These agreements included a master separation agreement, a tax sharing agreement, an employee and director matters agreement and a joint aircraft ownership and management agreement.

              Master Separation Agreement.    ADESA and ALLETE entered into a master separation agreement which contained the key provisions relating to the separation of ADESA's business from ALLETE and the subsequent spin-off by ALLETE to its stockholders of the remaining shares of ADESA's common stock.

              Tax Sharing Agreement.    ADESA and ALLETE entered into a tax sharing agreement, effective on the date of the spin-off, which governs ALLETE's and ADESA's respective rights, responsibilities and obligations after the spin-off with respect to taxes. Under the tax sharing agreement, ADESA will indemnify ALLETE for tax liabilities that are allocated to ADESA for periods prior to the spin-off. The amount of taxes allocated to ADESA for such periods is the amount that ADESA and its subsidiaries would have been required to pay under the previous agreements in place with ALLETE, determined in accordance with past practice, which generally is equal to the federal income or state income or franchise taxes that would have been payable by ADESA during such periods if ADESA had filed separate consolidated or combined returns with its own subsidiaries.

              ADESA has agreed in this tax sharing agreement that ADESA will indemnify ALLETE for any taxes arising out of the failure of the spin-off to qualify as tax-free distribution to ALLETE and the ALLETE stockholders as a result of ADESA's actions or inaction, and 50% of any such taxes that do not result from the actions or inaction of either ADESA or ALLETE. ADESA will share with ALLETE the right to control the disposition of any audits, litigation or other controversies with any taxing authorities regarding such taxes.

              Employee and Director Matters Agreement.    ADESA entered into an employee and director matters agreement with ALLETE that governs the allocation of responsibilities related to employee benefit plans provided by ALLETE to ADESA's employees and directors and the allocation of liability relating to employees and directors of ALLETE and ADESA in connection with the initial public offering and the subsequent spin-off by ALLETE. In general, ALLETE is responsible for all liabilities relating to employees and directors of ALLETE, and ADESA will be responsible for all liabilities relating to its employees and directors as of the date of the initial public offering. The agreement also addresses treatment of liabilities in respect of those ALLETE employees and directors that have become employees and directors of ADESA. Under the agreement, ADESA's employees ceased to participate in any ALLETE pension plan as of the date of the initial public offering and ceased to participate in any ALLETE equity plan, including the employee stock purchase plan, as of the date of the spin-off. Any transferring employees and directors received credit under each of ADESA's applicable benefit plans for past service with ALLETE. The agreement also sets forth the treatment of ALLETE stock options and performance shares held by employees and directors of ALLETE and ADESA as of the time of the spin-off.

              Joint Aircraft Ownership and Management Agreement.    ADESA entered into a joint aircraft ownership and management agreement with ALLETE that allocates use of and responsibilities with regard to the two aircraft previously owned by ALLETE. Subsequent to the spin-off, ALLETE contributed 70% ownership interest in the aircraft to ADESA. ALLETE continues to undertake the duties of managing and scheduling the aircraft in exchange for a management fee equal to 3.5% of the total operating costs and expenses associated with the aircraft from the preceding quarter. The agreement will terminate upon withdrawal of one of the owners or the loss of one or both of the aircraft. Each owner will be entitled to 100% ownership interest in, and title to, one of the aircraft upon termination of the agreement.

              Total non-cash capital contributions from ALLETE were $6.2 million for the year ended December 31, 2004. The amount contributed from ALLETE in 2004 includes the 70% ownership interest in two aircraft previously owned by ALLETE.

Other Related Party Matter

              Wholesale vehicle businesses owned by Sean Hallett, the son of James P. Hallett, an executive vice president of ADESA, had three separate lines of credit with a wholly-owned subsidiary of ADESA, Automotive Finance Corporation ("AFC"), and an outstanding loan through a related entity. As of December 31, 2004, the total amount owed to AFC was $1.7 million. The lines of credit totaling $0.4 million are secured with a perfected blanket security interest in the assets of the wholesale vehicle businesses. The loan is cross-collateralized with one of the credit lines and is secured by certain unencumbered personal property valued up to approximately $0.5 million. As of December 31, 2004, Sean Hallett and his related businesses were in default on these obligations. Based on an assessment of recoverability, ADESA recorded provisions for credit losses totaling $0.8 million during the second half of 2004 related to the $1.7 million outstanding. All three credit lines have been closed. AFC had gross receivables from this individual's wholesale vehicle business totaling $0.9 million at December 31, 2004.

              ADESA is pursuing legal action related to collection of these amounts. AFC and a wholly-owned subsidiary of AFC, Automotive Finance Canada, Inc. (together, the "AFC Entities"), filed their Statement of Claim in the Ontario Superior Court of Justice on or about November 8, 2004 wherein it was alleged that Sean Hallett and his related companies (the "Hallett Entities") had defaulted on their outstanding obligations to AFC. On or about December 15, 2004, Mr. Hallett filed his Statement of Defense and Counterclaim against the AFC Entities, ADESA, ADESA Canada and ADESA Auctions Canada alleging that there was no outstanding obligation and that the named counterclaim defendants owed approximately $6 million to Mr. Hallett in compensatory and punitive damages.

              On or about February 1, 2005, the AFC Entities filed their Reply and Defense to Counterclaim denying the claims made by the Hallett Entities and reaffirming the allegations made in the Statement of Claim. On or about February 17, 2005, the Hallett Entities filed a Reply to Defense to Counterclaim essentially denying the allegations in the AFC Entities' Reply and Defense to Counterclaim and reaffirming the claims and allegations in their Statement of Defense and Counterclaim.

              On March 4, 2005, the parties met in Toronto, Canada and participated in a mandatory mediation session in an effort to resolve the litigation. Subsequent to March 4, 2005, the parties, working through the mediator, have had further discussions in pursuit of resolving the litigation. The AFC Entities continue to prosecute their claims against the Hallett Entities.

STOCK PRICE PERFORMANCE GRAPH

              The graph below shows the cumulative total stockholder return, assuming the investment of $100 (and the reinvestment of any dividends thereafter), for the period beginning on June 16, 2004, the first trading day of ADESA's common stock, and ending on December 31, 2004, on each of ADESA's common stock, the Standard & Poor's Midcap 400 Stock Index and the Standard and Poor's 400 Diversified Commercial Services GICS Sub-Industry Index. ADESA's stock price performance shown in the following graph is not indicative of future stock price performance.

	Quarter Ending
Company / Index	6/16/2004	6/30/2004	9/30/2004	12/31/2004

ADESA, Inc.	$100	$100.17	$68.46	$88.75
S&P Midcap 400 Index	$100	$102.09	$99.94	$112.10

S&P 400 Diversified Commercial Services	$100	$93.04	$78.44	$93.17

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

              Under the rules of the SEC, if a stockholder wants ADESA to include a proposal in its proxy statement and form of proxy for presentation at its 2006 annual meeting of stockholders, the proposal must be received by ADESA at its principal executive offices at 13085 Hamilton Crossing Blvd., Carmel, Indiana 46032 by December 12, 2005. The proposal should be sent to the attention of the Secretary of ADESA.

              Under ADESA's by-laws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the corporate secretary of ADESA at its principal executive offices. ADESA must receive the notice of your intention to introduce a nomination or to propose an item of business at its 2006 annual meeting:

  •
  not less than 90 nor more than 120 days in advance of the 2006 annual meeting if it is being held within 25 days preceding or subsequent to the anniversary date (May 17, 2005) of this year's meeting; or
  •
  not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

              ADESA's annual meeting of stockholders will generally be held in mid-May. Assuming that its 2006 annual meeting is held on the third Tuesday of May next year, ADESA must receive notice of your intention to introduce a nomination or other item of business at that meeting between January 16, 2006 and February 15, 2006. If ADESA does not receive notice by that date, or if ADESA meets other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

              The nomination must contain the following information about the nominee:

  •
  name;
  •
  age;
  •
  business and residence address;
  •
  principal occupation or employment;
  •
  the number of shares of common stock which are owned beneficially or of record by the nominee;
  •
  the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director; and
  •
  a signed consent of the nominee to serve as a director of ADESA, if elected.

              The nomination also must contain the following information about the stockholder giving notice regarding the nomination:

  •
  name;
  •
  record address;
  •
  the number of shares of common stock which are owned beneficially or of record by such stockholder;

  •
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons, including their names, pursuant to which the nomination is to be made by such stockholder;
  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and
  •
  the information that would be required under the rules of the SEC in a proxy statement soliciting for the election of such nominee as a director.

              Notice of a proposed item of business must include:

  •
  a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at the annual meeting;
  •
  the stockholder's name and record address;
  •
  the number of shares of common stock which are owned beneficially or of record by such stockholder;
  •
  a description of all arrangements or understandings between such stockholder and any other person or persons, including their names, in connection with the proposal of such business; and
  •
  a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

              Other than the two proposals described in this proxy statement, ADESA does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of ADESA's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

              The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

By Order of the Board,
George J. Lawrence Executive Vice President, General Counsel and Secretary

April 11, 2005
Carmel, Indiana

Appendix A

ADESA, Inc.
Board of Directors

Audit Committee Charter

Purposes and Role of Committee

The purposes of the Audit Committee ("Committee") of the Board of Directors ("Board") of ADESA, Inc. ("Company") are to: (A) assist the Board's oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors; and (B) prepare the report that Securities and Exchange Commission ("Commission") rules require to be included in the Company's annual proxy statement.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

Committee Membership

The Committee shall consist of three or more members of the Board appointed by majority vote of the Board, each of whom (A) satisfies the requirements for independence pursuant to law and the listing standards of the New York Stock Exchange, Inc. ("NYSE"), and (B) is financially literate as required by the listing standards of the NYSE. At least one Committee member shall have accounting or related financial management expertise as required by the listing standards of the NYSE. Committee members may not serve on audit committees of more than two other publicly traded companies. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its Chair. The Committee shall meet at least quarterly at a time and place determined by the Board or the Committee Chair, with further meetings to occur when deemed necessary or desirable by a majority of the

1

Committee or its Chair. The Committee will meet periodically in executive session without management present. Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. The Committee may meet in person or telephonically, and may act by unanimous written consent when deemed necessary or desirable by the Committee or its Chair. The Committee may recommend to the Board procedures to be observed in executing its responsibilities. The Committee may invite such members of management to its meetings as it may deem desirable or appropriate. The Committee shall maintain minutes of its meetings and records relating to those meetings.

Committee Duties and Responsibilities

The duties and responsibilities of the Committee are to:

1.
Appoint, retain and terminate, and approve fees and terms of retention of any registered public accounting firm serving as the Company's independent auditors (subject to ratification by Company shareholders if deemed appropriate). The Committee shall be responsible for the oversight of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services, including resolution of disagreements between management and the registered public accounting firm regarding financial reporting. The Committee shall pre-approve any audit and non-audit services by the independent auditors as required by applicable law and the rules of the NYSE. The Committee shall directly implement these responsibilities.

2.
Instruct the independent auditors that they are to report directly to the Committee, and provide that they are ultimately responsible to the Committee and the Board.

3.
Review with the independent auditors the scope of the prospective audit plan, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate, including the timing and scope of audit activities, and the monitoring of such plan's progress and results during the year. Receive copies of the annual comments from the outside auditors on accounting procedures and systems of control. Recommend to the Board the acceptance of such audits that are accompanied by certification.

4.
Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors;

5.
Review and discuss with management and the independent auditor, before filing with the Commission, the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

6.
Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.
Advise management, the internal audit department and the independent auditors that they are expected to provide to the Committee a timely analysis of and opportunity to review (A) major issues regarding accounting principles and financial statement

2

  presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the company; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies. The Committee should present its conclusions with respect to the above matters to the Board.

8.
Direct management and the independent auditors to disclose to the Committee any significant risks and exposures; discuss policies with respect to risk assessment and risk management.

9.
Review with the independent auditors any audit problems or difficulties and management's response, including any restrictions on the independent auditor's activities or on access to requested information, any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; any "management" or "internal control" letter issued (or proposed) by the audit firm to ADESA; and a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

10.
Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to the Company's internal auditing department.

11.
Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies.

12.
Receive periodic reports from the Company's independent auditors, management and the Company's internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

13.
Review the action taken by management on the internal auditors' and independent auditors' recommendations.

14.
Review with the senior internal audit executive the annual internal audit plan and scope of internal audits, including the procedure for assuring implementation of accepted recommendations made by the independent auditors. Advise the senior internal audit executive that he or she is expected to provide the Committee with summaries of any significant identified control issues and management's response thereto, and inform the Committee of any significant changes to the internal audit department charter, staffing or budget.

3

15.
Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

16.
Review the appointment, reassignment, and replacement of the senior internal audit executive.

17.
Set clear hiring policies for employees or former employees of the independent auditors that are consistent with the requirement of applicable laws and the NYSE.

18.
On a periodic basis, and without others present, meet separately with the independent auditors, the senior internal audit executive, the controller, the general counsel, and other members of management as appropriate.

19.
On a regular basis, review with management, the independent auditors and the senior internal audit executive the adequacy and effectiveness of and any significant changes in the internal controls, the accounting policies procedures or practices of the Company and its subsidiaries, and compliance with corporate policies, directives and applicable laws.

20.
Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company that may have a bearing on the auditor's independence, engage in an active dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and recommend to the Board any action deemed appropriate in response to the independent auditor's report to satisfy the Board and the Committee of the independent auditor's independence.

21.
Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

22.
Present its review of the lead partner and the reviewing partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

23.
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company and its affiliates of concerns regarding questionable accounting, internal control or auditing matters.

24.
Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and

4

  internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

25.
Prepare a report for inclusion in the annual proxy statement that specifies the Directors who sit on the Committee, describes the Committee's responsibilities as outlined in this Charter, and discusses how these responsibilities were discharged during the year.

26.
Conduct or authorize investigations into any matters within the Committee's scope of responsibility, consistent with procedures to be adopted by the Committee, and may retain, at the Company's expense, such independent counsel or other consultants or advisers as it deems necessary.

27.
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

28.
Evaluate, on an annual basis, its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this charter, and shall be conducted in such manner as the Committee deems appropriate.

29.
Deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this charter.

Committee Reports

1.
Report to the Board on a regular basis on the activities of the Committee and make such recommendations with respect to the above matters as the Committee may deem necessary or appropriate. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

2.
Transmit to the Board notices of Committee meetings, agendas, and meeting minutes.

3.
At the time of or in advance of the Annual Directors Meeting held in May of each year, present an annual performance evaluation of the Committee, which shall assess the performance of the Committee in relation to its duties and responsibilities under this charter, recommend any amendments to this charter, and set forth the goals and objectives of the Committee for the ensuing twelve months.

4.
Report on matters required by the rules of the Commission to be disclosed in the Company's annual proxy statement.

Delegation of Authority

The Committee may, in its discretion, delegate certain of its duties and responsibilities to a subcommittee of the Committee.

The Committee may delegate to one or more of its members the authority to grant pre-approvals of auditing and non-audit services to be performed by the Company's

5

independent auditor subject to such guidelines as the Committee may determine. Any such decisions to pre-approve shall be presented to the full Committee at its next following regular meeting.

Resources and Authority of the Committee

The Committee shall have the resources and appropriate funding, as determined by the Committee, to discharge its duties and responsibilities. The Committee shall have the authority, with or without the Board's approval, to retain and discharge, and approve fees and other terms and conditions for retention of independent experts in accounting and auditing, legal counsel and other experts or advisors to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company. The Committee may direct any officer or employee of the Company or request any employee of the Company's independent auditors or outside legal counsel to attend a Committee meeting or meet with any Committee members.

6

Directions to the Annual Meeting

Ritz Charles
12156 North Meridian Street
Carmel, Indiana 46032
317-846-9158

I-465 to North Meridian Street exit (also called U.S. 31). Head north on Meridian Street (approximately 2 1/2 miles) to 126th Street. At the stop light, turn left and take the first (immediate) left (frontage road that runs right along Meridian Street) and follow it south to the Ritz Charles.

ADESA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 17, 2005
9:30 a.m., local time

Ritz Charles
12156 North Meridian Street
Carmel, Indiana 46032

Access Future Proxy Materials Electronically

        With your consent, you can access future proxy materials electronically instead of receiving such materials by mail. To register for electronic access of future proxy materials, go to http://www.econsent.com/kar/ and follow the prompts.

ADESA, Inc. 13085 Hamilton Crossing Blvd. Carmel, Indiana 46032	Proxy

This proxy is solicited by the Board of Directors of ADESA, Inc. for use at the Annual Meeting of Stockholders on May 17, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint George J. Lawrence, Becca C. Polak and Michelle Mallon, and each of them singly, with full power of substitution, as proxies to vote your shares on the matters shown on the reverse side and, in their discretion, any other matters which may come before the Annual Meeting of Stockholders and all adjournments or postponements thereof.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1.     VOTE BY PHONE—TOLL FREE—1-800-560-1965

  •
  Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2005.

  •
  Please have available your proxy card and the last four digits of your Social Security Number or Tax Identification Number. Follow the simple instructions the voice provides you.

2.     VOTE BY INTERNET—http://www.eproxy.com/kar/

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2005.

  •
  Please have available your proxy card and the last four digits of your Social Security Number or Tax Identification Number. Follow the simple instructions to obtain your records and create an electronic ballot.

3.     VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ADESA, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, do not mail your Proxy Card

\/ Please detach here \/

The Board of Directors Recommends a Vote "FOR" Proposals 1 and 2.

1.	Election of Directors. Nominees are:	01 02	Wynn V. Bussmann Thomas L. Cunningham	03	Donald C. Wegmiller	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of appointment of PricewaterhouseCoopers LLP (an independent registered public accounting firm) as ADESA's independent auditors.					☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH PROPOSAL.
Will Attend Annual Meeting		☐
Address Change? Mark Box		☐	Indicate changes below:			Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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TABLE OF CONTENTS
ELECTRONIC ACCESS OF PROXY STATEMENT
BOARD STRUCTURE AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON BY ADESA'S STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SEVERANCE ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PRICE PERFORMANCE GRAPH
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
  Appendix A
ADESA, Inc. Board of Directors
Audit Committee Charter